Lynch Interactive Corporation                                       Attachment B
Statements of Operations  and Selected Balance Sheet Data
Unaudited
(In Thousands, Except Per Share Data)

STATEMENTS OF OPERATIONS

                                                  Three Months Ended     Percent    Twelve Months Ended    Percent
                                                    December 31,        Increase       December 31,        Increase
                                                --------------------                -------------------
                                                  2004       2003      (Decrease)    2004         2003     (Decrease)
                                                ---------------------------------   ---------------------------------
Revenues ......................................   $22,387   $21,864       2.4%       $87,794   $85,392         2.8%

Cost and Expenses:
Cost of revenues ..............................     8,654     8,418                   29,992    29,460
General and administrative costs at operations      3,008     2,538                   13,800    12,693
Corporate office expense ......................     1,697     1,866                    6,401     4,529
Depreciation and amortization .................     6,499     5,460                   21,870    20,282
                                                    ---------------                 ------------------
 Operating profit, in accordance with generally
 accepted accounting principles ...............     2,529     3,582     (29.4%)       15,731    18,428        (14.6%)

Other Income(Expense)
Investment income                                      576      381                   1,289      1,120
Interest expense                                    (2,687)  (2,844)                (11,204)   (11,864)
Equity in earnings of affiliated companies             915      687                   3,564      2,280
Gain on sale of investment in Sunshine PCS               0    3,919                     185      3,919
                                                     --------------                 ------------------
                                                    (1,196)  (2,143)                 (6,166)    (4,545)

Income (Loss) Before Income Taxes Minority
 Interests ...............................          1,333     5,725                   9,565     13,883
(Provision) Benefit For Income Taxes .....             47    (1,859)                 (3,078)    (4,968)
Minority Interests .......................           (443)     (477)                 (2,021)    (1,525)
                                                 ---------------------             --------------------
Net Income (Loss) ........................       $    937    $3,389                $  4,466    $  7,390
                                                 =====================             ====================

Weighted Average Shares Used In Earnings
Per Share Computations                              2,760     2,782                2,769        2,786

Basic and Diluted Earnings Per Share                $0.33     $1.22                $1.61        $2.65

Earnings Before Interest,Taxes, Depreciation, and
 Amortization - see Attachment A

Operating Subsidiaries                              10,725    10,908     (1.7%)     44,002       43,239     1.8%
Corporate Office Expense:
 Qui-tam Expense                                    (1,048)      (24)              (3,200)          (24)
 Bonus Accrual                                           0    (1,100)                   0        (1,600)
 Other                                                (649)     (742)              (3,201)       (2,905)
                                                   -------------------            ----------------------
   Total EBITDA                                      9,028     9,042     (0.2%)    37,601        38,710    (2.9%)
Depreciation and amortization                       (6,499)   (5,460)             (21,870)      (20,282)
                                                   -------------------            ----------------------
 Operating profit, in accordance with generally
 accepted accounting principles                     $2,529    $3,582              $15,731       $18,428
                                                   ====================           =====================
Capital Expenditures                                $6,102    $8,039              $16,468       $22,740

SELECTED BALANCE SHEET DATA

                                                                                   Dec. 31,     Dec. 31,
                                                                                    2004          2003
                                                                                   ---------------------
Cash and Cash Equivalents                                                          $27,214      $26,556
Long-Term Debt                                                                     168,966      175,783
Minority Interests                                                                  11,543        9,763
Shareholders' Equity                                                                34,572       29,887

Shares Outstanding at Date                                                           2,758        2,780